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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-159918, 333-143529, 333-130651, 333-125426, 333-66594, 333-75762, 333-76938 and 333-109446 on Forms S-8 and Registration Statement No. 333-172608 on Form S-3 of our reports dated February 27, 2012, relating to the consolidated financial statements and financial statement schedule of Bunge Limited and subsidiaries (the "Company") (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph relating to the Company's modification of its application of the presentation and disclosure provisions of Financial Accounting Standards Board's Accounting Standard Codification 220, Comprehensive Income) and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP
February 27, 2012
New York, New York

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM